Exhibit 10.10

GALECTO BIOTECH Aps CVR no. 34878366

Ole Maaløes Vej 3 2200 København N (the "Company")

and

Hans Thalsgård Schambye Rigensgade 9B, st.

1316 København K (the "CEO")

(each a "Party" and collectively referred to as the "Parties")

have today entered into this Retention Bonus Agreement (the "Retention Bonus Agreement") relating to the service agreement between the Parties, dated 23 April 2013 (the “Service Agreement”).

1.
Background
1.1
Galecto, Inc., parent company of the Company (“Parent”), recently entered into that certain Agreement and Plan of Merger, effective November 10, 2025, pursuant to which Parent acquired Damora Therapeutics, Inc., a Delaware corporation, in an all-stock transaction (the “Transaction”).
1.2
The Parties agree that the CEO will be entitled to receive a retention bonus on the terms and conditions outlined in this Retention Bonus Agreement.
2.
Bonus
2.1
Subject to clause 2.2 below, the CEO will be entitled to receive a retention bonus (the “Retention Bonus”) equal to DKK 2,173,800 if he remains employed by the Company or an affiliate of the Company through the earlier of: (i) April 30, 2026; or

(ii) his termination by the Company without Cause (as defined in Galecto Inc.’s Executive Separation Benefits Plan (the “Executive Separation Benefits Plan”)) (the earlier of (i) or (ii) is the “Retention Date”). Payment of the Retention Bonus will be made within 30 days of the Retention Date.

2.2
For the avoidance of doubt, if the CEO is not employed with the Company at the Retention Date, he will not be entitled to receive the Retention Bonus.
3.
Other Terms and Conditions
3.1
Subject to the Company’s withholding obligations, the Bonus Amounts (if any) shall constitute the gross amount payable by the Company to the CEO, hence, the Bonus Amounts shall be deemed to comprise all – and shall not generate any further salary-related payments, including but not limited to any pension contributions or benefits otherwise arising from or pertaining to the Bonus Amounts.
3.2
Any tax consequences for the CEO resulting from the Retention Bonus Agreement are of no concern to the Company.
3.3
The CEO’s general terms of employment under the Service Agreement will continue to apply unchanged. In addition, this Retention Bonus Agreement does not alter the CEO’s rights under the Executive Separation Benefits Plan or any prior retention compensation agreements between the CEO and the Company, including any severance rights thereunder. For the avoidance of doubt, the Retention Bonus

Exhibit 10.10

Agreement is in addition to, and does not supersede, that certain Retention Agreement between the Parties dated October 7, 2024.
4.
Miscellaneous
4.1
By signing the Retention Bonus Agreement, the CEO confirms that he has received and read the terms and condition of this Retention Bonus Agreement.
4.2
Any amendment to this Retention Bonus Agreement shall be valid only if made in writing and signed by the Parties.
4.3
If any legislation prevents the enforcement of one or more clauses of this Retention Bonus Agreement, that particular clause will be void while the remaining provisions of this Retention Bonus Agreement shall remain valid to the extent possible.
5.
Governing Law and Jurisdiction
5.1
This Retention Bonus Agreement is governed by Danish law. The Parties once again confirm that the CEO is not comprised by the Danish Salaried Employees Act or the Danish Holiday Act.
5.2
Any dispute arising out of or in connection with this Retention Bonus Agreement, including disputes regarding the existence, validity or termination thereof, shall be settled by the same venue, forum and procedure as the Service Agreement entered into between the CEO and the Company.
6.
Counterparts
6.1
The Retention Bonus Agreement will be appended to the Service Agreement.
6.2
The Retention Bonus Agreement is prepared in duplicate, one for each Party.

Date: November 10, 2025 For GALECTO BIOTECH ApS

/s/ Carl Goldfischer

Carl Goldfischer, Chair of the Board of Galecto, Inc., parent company of Galecto Biotech ApS

Date: November 10, 2025

/s/ Hans Schambye

Hans Thalsgård Schambye